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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Pioneer-Standard Electronics, Inc. of our report dated May 8, 2000 included in the 2000 Annual Report to Shareholders of Pioneer-Standard Electronics, Inc.

We also consent to the incorporation by reference in the Registration Statements (Forms S-3 and Forms S-8) listed below and the related prospectuses of Pioneer-Standard Electronics, Inc. of our reports dated May 8, 2000 with respect to the consolidated financial statements and schedule of Pioneer-Standard Electronics, Inc. incorporated by reference and included in this Annual Report (Form 10-K) for the year ended March 31, 2000:

     -  Registration of 220,000 Common Shares (Form S-3 No. 333-26697)
     - Registration of $200,000,000 of Debt Securities and Common Shares (Form S-3 No. 333-07665)
     -  Registration of 1,000,000 Common Shares (Form S-3 No. 333-74225)
     - Registration of 2,875,000 Trust Preferred Securities (Form S-3 No. 333-57359)
     - 1995 Stock Option Plan for Outside Directors of Pioneer-Standard Electronics, Inc. (Form S-8 No. 333-07143)
     - 1991 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. (Forms S-8 No. 33-46008 and 33-53329)
     - 1982 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. (Form S-8 No. 33-18790)



/s/ Ernst & Young LLP

Cleveland, Ohio
June 28, 2000